UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 11, 2005
New Dragon Asia Corp.
(Exact name of registrant as specified in its charter)

Florida	001-15046	88-0404114
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, PRC	518048
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86 755) 8831 2115
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2005, the Company entered into a Securities Purchase Agreement (the “SPA”) with two institutional investors (the “Investors”) pursuant to which the Company raised $6,000,000 in gross proceeds from a private placement (the “Private Placement”) of Series A 7% Convertible Preferred Stock (the “Preferred Stock”) and six-year common stock purchase warrants (the “Warrants”). The Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on such date, pursuant to which the Company agreed to register for resale the shares of the Company’s Class A common stock, par value $.0001 per share (the “Common Stock”), issuable upon the conversion of the Preferred Stock and exercise of the Warrants. The terms of the Private Placement are more fully described in Item 3.02 of this Form 8-K, which description is hereby incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

 Under SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", the Preferred Stock will be recorded by the Company as a liability since it is an unconditional obligation that must be either redeemed for cash or settled by issuing shares of Common Stock.

Under the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A 7% Convertible Preferred Stock (the “Designation”), the Company is required to pay dividends on the Preferred Stock at a rate of 7% per annum. Any dividends, whether paid in cash or shares, that are not paid within three trading days following a Dividend Payment Date (as defined in the Designation) shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by an applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment). The material terms of the Preferred Stock are more fully described in Items 3.02 and 3.03 of this Form 8-K, which descriptions are hereby incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On July 11, 2005, the Company entered into the SPA with the Investors pursuant to which it issued 6,000 shares of Preferred Stock for aggregate gross proceeds of $6,000,000 (the “Offering Amount”). The Preferred Stock is initially, convertible into 6,315,789 shares of Common Stock (i.e. the Offering Amount divided by 105% of the lesser of (i) the average of the daily volume weighted average price of the Company’s common stock for each of the 10 trading days immediately preceding the closing date or (ii) $0.90 (the “Conversion Price”). The Investors received Warrants to purchase 3,157,895 shares of Common Stock at an exercise price of $1.04 per share (the “Exercise Price”). The Conversion Price and the Exercise Price are subject to full ratchet adjustment as provided for in the Designation and the Warrants, respectively. TerraNova Capital acted as placement agent for the Private Placement (the “Placement Agent”).

Beginning on the 24th month following the date of the SPA, and each month thereafter, the Company shall redeem 1/37th of the face value of the Preferred Stock in either cash or Common Stock, at the option of the Company (the “Amortization”). For each Amortization payment that the Company elects to pay in stock, it must deliver a written notice to that effect to the Investors at least 20 trading days prior to the date set for that Amortization payment. Common Stock delivered in payment of Amortization will be valued at 90% of the average of each of the daily volume weighted average price for the 20 trading day period immediately preceding the Amortization date.

The Company shall have the right but not the obligation to force the Investors to convert any outstanding Preferred Stock into Common Stock at the Conversion Price if the daily volume weighted average price of the Company's Common Stock exceeds 300% of the Conversion Price for each of 20 consecutive trading days.

In compliance with Section 713 of the American Stock Exchange Company Guide, the Company obtained stockholder approval of the Private Placement in light of the potential issuance of greater than 19.999% of the outstanding shares of Common Stock at below market price.

In connection with the SPA and the transactions contemplated therein, the Company entered into an agreement with the Placement Agent pursuant to which the Placement Agent received, as compensation for services rendered, a 6% cash commission and a five-year warrant (the “Placement Warrant”) to purchase 378,947 shares of Common Stock at an exercise price of $1.04 per share.

The net proceeds from the Private Placement will be used for working capital and general corporate purposes, as well as for potential acquisitions.

The Private Placement was made to the Investors pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The foregoing descriptions of the SPA, the Registration Rights Agreement, the Preferred Stock, the Warrants and the Placement Warrant are merely summaries, and are not intended to be complete. The SPA, Registration Rights Agreement, Designation and the Form of Warrant are each filed as exhibits to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference in its entirety.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The Preferred Stock has liquidation preferences over the Common Stock. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Preferred Stock shall be entitled to receive payment out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to $1,000 per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages (as defined in the Designation) owing thereon before any distribution or payment shall be made to the holders of any Common Stock, and if the assets or the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Preferred Stock shall be distributed among those holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A “Fundamental Transaction” or “Change of Control Transaction” (as each capitalized term is defined in the Designation) shall not be treated as a Liquidation. The Designation also provides that no dividends shall be declared or paid or set apart for payment on shares of Common Stock unless full cumulative dividends due on the Preferred Stock have been or contemporaneously are declared and paid.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On July 11, 2005, the Company filed the Designation with the Secretary of State of Florida authorizing 6,000 shares of Preferred Stock. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the holders of the Preferred Stock, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing. The conversion rights and liquidation preferences of the Preferred Stock are described in Items 1.01, 3.02 and 3.03 of this Form 8-K, which descriptions are hereby incorporated by reference herein. The Designation is attached as an exhibit to this Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE

On July 12, 2005, the Company issued a press release relating to the Private Placement, which release is attached hereto as exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 7% Convertible Preferred Stock

4.1	Form of Warrant

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By:	/s/ Peter Mak

Nane: Peter Mak Title: Chief Financial Officer